EIGHTH AMENDMENT TO CREDIT AGREEMENT


               This EIGHTH AMENDMENT TO CREDIT AGREEMENT (this "Eighth Amendment") is made and entered into effective as of May 1, 1999, by and between GOODRICH PETROLEUM COMPANY, L.L.C. ("GP"), a Louisiana limited liability company, successor by merger to GOODRICH PETROLEUM COMPANY OF LOUISIANA, a Nevada corporation ("GPCL"), (the "Borrower"), GOODRICH PETROLEUM CORPORATION, a Delaware corporation, ("Goodrich"), and COMPASS BANK, an Alabama state chartered banking institution (the "Lender").


                              W I T N E S S E T H:

               WHEREAS,  GPCL,  GPC,  Inc. of  Louisiana  (which was merged into
GPCL), the Lender, and Goodrich are parties to the Credit Agreement dated August 16, 1995, as amended by First Amendment to Credit Agreement dated as of December 15, 1995, and Letter Amendment dated March 26, 1996, and Second Amendment to Credit Agreement dated as of June 1, 1996, and Letter Amendment dated November 12, 1996, and by Third Amendment to Credit Agreement dated as of January 31, 1997, and by Fourth Amendment to Credit Agreement dated as of June 1, 1997 and by Fifth Amendment to Credit Agreement dated as of October 16, 1997, and as amended by Letter Amendment dated February 25, 1998, and as amended by Sixth Amendment to Credit Agreement dated as of March 27, 1998, and as further amended by Seventh Amendment to Credit Agreement dated as of December 21, 1998 (as amended, the "Agreement"), pursuant to which the Lender has extended credit to GPCL and GP and Goodrich has guaranteed the payment and performance of certain indebtedness and other obligations of GPCL and GP to the Lender; and

               WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth;

               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement and this Eighth Amendment, the parties hereto agree as follows:


                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

               I.1  Terms  Defined  Above.  As used  herein,  each of the  terms
"Agreement," "Borrower," "Eighth Amendment," "GP," "GPCL", "Goodrich," and "Lender" shall have the meaning assigned to such term hereinabove.

               I.2 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.




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

               I.3 References. References in this Eighth Amendment to Article or Section numbers shall be to Articles and Sections of this Eighth Amendment, unless expressly stated to the contrary. References in this Eighth Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Eighth Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

               I.4 Articles and Sections. This Eighth Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Eighth Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

               I.5 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.


                                   ARTICLE II
                                   AMENDMENTS

               The Borrower, Guarantor and the Lender hereby amend the Agreement in the following particulars:

               2.01 Amendment of Section 1.2. Section 1.2 of the Agreement is hereby amended as follows:

               The following definitions are added, deleted and/or amended to read as follows:

                  "Commitment Termination" Date shall mean February 1, 2001.

                  "Debt Service" shall mean, for any period and with respect to Indebtedness of Goodrich on a consolidated basis, the sum of
                  (a) all principal payments made during such period other than with respect to the Obligations plus (b) required principal payments with respect to the Obligation. For purposes of this definition required payments under Tranche A will not be considered.

                  "Excess Cash Flow" shall mean Net Income as reported for the Borrower (and its parent on a consolidated basis) plus: (a) depreciation, depletion, amortization and other non-cash expenses and (b) reported losses on the sale of assets; less
                  (w) non-cash income, (x) reported gains on the sale of assets,


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

                  (y) approved budgeted capital expenditures, and (z) the monthly principal reductions set forth in Section 2.23.

                  "Net Income" shall mean, for any period, the net income of the Borrower for such period, determined in accordance with GAAP.

                  "Tranche A Principal" shall mean the sum of $9,000,000.

               2.02 Addition of Section 2.4A. Section 2.4A shall be added to the Agreement to read as follows:

                  "2.4A Repayment of Tranche A Principal and Interest. Accrued and unpaid interest at the Index Rate plus two percent (2%) on Tranche A Principal shall be due and payable monthly commencing on the first day of June, 1999, and continuing on the first day of each calendar month thereafter until December 1, 1999, when all accrued interest and principal shall be due and payable. Any payments on Tranche A Principal shall permanently reduce Tranche A Principal by a like amount. Borrower shall not be allowed to reborrow under the Tranche A Principal."

               2.03 Amendment of Section 2.7(a). Section 2.7(a) of the Agreement shall be amended to read as follows:

                  "2.7 Borrowing Base Determinations. (a) The Borrowing Base as of March 29, 1999, is acknowledged by the Borrower and the Lender to be $20,500,000. The Borrowing Base shall be reduced on April 1 and May 1, 1999, by $50,000 each date and on June 1, 1999, by $200,000. Commencing on July 1, 1999, and continuing on the first day of each calendar month thereafter until the earlier of the date such amount is redetermined or the Commitment Termination Date, the amount of the Borrowing Base shall be reduced by $300,000."

               2.04 Addition of Section 2.23. Section 2.23 shall be added to the Agreement to read as follows:

                  "2.23 Excess Cash Flow Application. Beginning May 1, 1999, and continuing on the first day of each month thereafter until the earlier of December 1, 1999, or the payment in full of Tranche A Principal together with all accrued interest, the Excess Cash Flow shall be applied as follows:

                  (a) Up to $200,000 of Excess Cash Flow: 100% shall be applied to Tranche A Principal;

                  (b) Excess Cash Flow over $200,000 and up to $500,000: 75% shall be applied to Tranche A Principal with the balance being retained by the Borrower for working capital and other general corporate purposes;


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

                  (c) Excess Cash Flow in excess of $500,000: 50% shall be applied to Tranche A Principal with the balance being retained by the Borrower for working capital and other general corporate purposes.

         Provided, however, if the application of this provision in regard to Excess Cash Flow results in cash on hand of the Borrower (and/or its parent on a consolidated basis) being less than $100,000, the amount of the payment set forth in this section shall be reduced to the extent necessary to allow cash on hand to be at least $100,000."

               2.05 Addition of Section 5.20. Section 5.20 shall be added to the Agreement to read as follows:

                  "5.20 Additional Reporting Requirements. (A) Deliver to the Lender within 45 days of each month end the following:

                  (i)    a monthly statement of the calculation of Excess Cash
                         Flow;
                  (ii) a capital expenditure budget for the next six month period. The amount of such capital expenditure budget shall be subject to the approval of the Lender and such approval shall be effective for a period of six months from the date of such approval or until such time as an increase is requested and if actual capital expenditures do not exceed the approved budgeted amount, the determination of capital expenditures shall be at the sole discretion of the Borrower;
                  (iii) a report of monthly production of its Oil and Gas Properties, setting forth production volumes for oil, gas, other hydrocarbons and water, broken out by major fields.

                  (B) Deliver to the Lender within 15 days of each month end a report setting forth all accounts payable with amounts due and aged according to invoice date."

               2.06 Addition of Section 5.21. Section 5.21 shall be added to the Agreement to read as follows:

                  "5.21 Asset Sales Proceeds. Upon the sale of any Property, 100% of the net proceeds from such sale shall be applied as follows:

                  (i) first, to reduce the Borrowing Base to the extent of the allocated Borrowing Base value for such Property as decided by the Lender in its sole discretion; and
                  (ii)   the remainder to be applied to Tranche A Principal."



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


               2.07 Addition of Section 5.22. Section 5.22 shall be added to the Agreement to read as follows:

                  "5.22 Cash Collateral Account. (a) The Borrower shall establish a cash collateral account with the Lender, being account number ________ in the name of the Borrower. The Borrower shall send notices to purchasers of production representing a minimum of 90% of sales proceeds (based on average over the prior six months) to begin immediately to remit via wire transfer the proceeds from production into the above account. Such notices shall be in the form on the attached Exhibit A. Borrower will execute a Collateral Assignment of Deposit Accounts and Security Agreement pledging the above account as well as any other account with the Lender."

                  (b) The Borrower and the Lender acknowledge that the Collateral is comprised of Borrower's undivided interest in Oil and Gas Properties and accordingly cash deposited in the Cash Collateral Account may include the interests of other Persons ("Other Revenues"). The Lender agrees that if it receives appropriate evidence that a part of such funds are Other Revenues, such funds will be released to such Persons. The Lender shall not be liable, however, for any actions by the Lender which are taken in compliance with the terms of this Agreement and the Security Instruments with respect to the Other Revenues in the Cash Collateral Account which are taken before the Lender received such evidence that such funds are Other Revenues."

               2.08 Amendment of Section 6.7. Section 6.7 of the Agreement shall be amended to read as follows:

                  "6.7 Dividends and Distributions. Neither the Borrower nor the Guarantor shall declare, pay or make, whether in cash or other Property, any dividend or distribution on any membership interest or any share of its capital stock at any time Tranche A Principal is outstanding or at any time that a Default or Event of Default exists or would occur as a result thereof."

               2.09 Amendment of Section 6.11. Section 6.11 is amended to read as follows:

                  "6.11 Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than $3,750,000 plus, for all fiscal quarters ending subsequent to December 31, 1998, plus 50% of positive Consolidated Net Income and 100% of all cash equity proceeds.

               2.10 Addition of Section 6.13. Section 6.13 shall be added to the Agreement to read as follows:

                  "6.13 Accounts Payable. Permit vendor accounts as they apply to the Borrower payable to exceed $2,500,000 as of June 30, 1999."



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


               2.11 Additions to Section 7.1. Section 7.1 of the Agreement shall be amended to read as follows by adding the following subparagraph:

                  "(m) an Event of Default shall occur automatically and without any further notice to the Borrower if any reduction in the Borrowing Base as described in
                           Section 2.7(a) is not made on the first day of each month beginning 2:00 p.m. central time on June 1, 1999; and

                   (n) an Event of Default shall occur automatically and without any further notice should the payment of royalties on its Oil and Gas Properties not be made when due."


                                   ARTICLE III
                                   CONDITIONS

                  The obligation of the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

             III.1 Receipt of Documents and Other Items. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

                  (a) multiple counterparts of this Eighth Amendment executed by the Borrower and Goodrich, as requested by the Lender; and

                  (b) a current list (including addresses) of purchasers of production;

                  (c) Collateral Assignment of Deposit Accounts and Security Agreement from the Borrower pledging certain accounts with the Lender;

                  (d) Security Agreement (Pledge of Certificate of Ownership) with blank power of sale from the Guarantor, as Debtor, to the Lender, as Secured Party pledging 100% of its interest in the Borrower;

                  (e) six month capital budget of the Borrower acceptable to the Lender prior to the execution of the First Amendment and which shall be subject to the terms of Section 5.20; and

                  (f) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

             III.2  Accuracy    of   Representations    and   Warranties.    The
representations  and warranties  contained in Article IV of the Agreement and in


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

any other Loan Document shall be true and correct, except as affected by the transactions contemplated in the Agreement and this Eighth Amendment.


             III.3 Matters Satisfactory to Lender. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Lender.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

               Each of the Borrower and Goodrich hereby expressly re-makes, in favor of the Lender, all of the representations and warranties set forth in
Article IV of the Agreement and set forth in any other Loan Document to which it is a party, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement and this Eighth Amendment.

                                    ARTICLE V
                                  RATIFICATION

                  Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents to which it is a party, in all things in accordance with the terms and provisions thereof, as amended by this Eighth Amendment and the documents executed in connection herewith.

                                   ARTICLE VI
                                  MISCELLANEOUS

              VI.1 Scope of Amendment. The scope of this Eighth Amendment is expressly limited to the matters addressed herein and this Eighth Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Eighth Amendment.

              VI.2 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Eighth Amendment.

              VI.3 Parties in Interest. All provisions of this Eighth Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender, Goodrich, and their respective successors and permitted assigns.

              VI.4 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the parties hereto and their respective successors and permitted assigns. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.



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

              VI.5 Entire Agreement. THIS EIGHTH AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, AMONG SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS EIGHTH AMENDMENT, THE AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

              VI.6 Governing Law. THIS EIGHTH AMENDMENT AND ALL ISSUES ARISING IN CONNECTION HEREWITH AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

              VI.7 Jurisdiction and Venue. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS EIGHTH AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND GOODRICH HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

              VI.8 Waiver of Rights to Jury Trial. EACH OF THE BORROWER, GOODRICH, AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF THIS EIGHTH AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS EIGHTH AMENDMENT, THE AGREEMENT, OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS EIGHTH AMENDMENT.

                  IN  WITNESS   WHEREOF,   this  Eighth  Amendment  is  executed
effective as of the date first hereinabove written.

                                    BORROWER:

                                    GOODRICH PETROLEUM COMPANY, L.L.C.


                                    By:
                                        -------------------------------
                                         Roland L. Frautschi
                                         Management Committee Member


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



                                    GUARANTOR:

                                    GOODRICH PETROLEUM CORPORATION



                                    By:
                                        -------------------------------
                                         Roland L. Frautschi
                                         Chief Financial Officer and Treasurer



                                    LENDER:

                                    COMPASS BANK



                                    By:
                                        -------------------------------
                                         Dorothy Marchand Wilson
                                         Senior Vice President



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                               EIGHTH AMENDMENT TO
                                CREDIT AGREEMENT




                                     between




                       GOODRICH PETROLEUM COMPANY, L.L.C.



                                       and



                                  COMPASS BANK






                                 Effective as of
                                   May 1, 1999

                                    EXHIBIT A

                                [FORM OF LETTER]


Re:   Owner Number

                        REMITTANCE ADDRESS CHANGE NOTICE

Dear Gentlemen:

Effective immediately please wire amounts to Goodrich Petroleum Company, L.L.C. at the following account.

                       Goodrich Petroleum Company, L.L.C.
                             Account Number ____________
                                  Compass Bank
                              ABA Number _____________

Please note that going forward, these remittance instructions cannot be changed without written notice from both Goodrich Petroleum Company, L.L.C. and Compass Bank. If you have any questions or need additional information before changing the address please call me at (318) 429-1375.


Sincerely,




------------------------













           333 Texas Street, Suite 1350 - Shreveport, Louisiana 71101
              Telephone: (318) 429-1375 - Telecopy: (318) 429-2296

                                       A-i